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                                                                 Exhibit 99(a)

                                  PRESS RELEASE
                              FOR IMMEDIATE RELEASE

CONTACTS: Carmen Duarte                      Richard Angevine
          OneBeacon Insurance Group          Liberty Mutual Insurance Group
          One Beacon Street                  275 Berkley Street
          Boston, MA 02108                   Boston, MA
          p: 617.725.6598 f: 617.725.7357    p: 617.574.6638 f: 617.574.5637
          cduarte@onebeacon.com              richard.angevine@libertymutual.com

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                      LIBERTY MUTUAL AND ONEBEACON PARTNER
                    ON INDEPENDENT AGENCY INSURANCE BUSINESS
     LIBERTY MUTUAL TO ASSUME ONEBEACON'S BUSINESS & OPERATIONS IN 42 STATES
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(BOSTON, MA - SEPTEMBER 5, 2001) - Liberty Mutual Group and OneBeacon, a wholly owned subsidiary of White Mountains Insurance Group, Ltd. (NYSE ticker: WTM), have reached an agreement in principle to enter into a partnership designed to transfer OneBeacon's property and casualty business and staff and operations in 42 states and the District of Columbia to Liberty Mutual. The transaction is subject to the parties entering into definitive agreements. Under the proposed agreement, Liberty Mutual will begin to effect the orderly transition of the business, operations and staff immediately and will assume all new and renewal business effective November 1, 2001. OneBeacon will continue to participate in the future results of this and other Liberty Mutual business for up to five years through reinsurance agreements. Service agreements will be put in place to ensure a smooth transition.

OneBeacon's $1.5 billion book of personal and commercial accounts as well as most of the 2,600 employees in those states will be integrated into Liberty Mutual's Regional Agency Markets business unit. The portion of OneBeacon's business being transferred in the Pacific Northwest will be managed by Liberty Northwest, a separate company in the Liberty Mutual Group.


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ONEBEACON AND LIBERTY MUTUAL PRESS RELEASE (PAGE TWO)

SEPTEMBER 5, 2001

This will give the Liberty Mutual Group one of the largest organizations of regional insurance operations in the United States solely focused on independent agents. Liberty Mutual and OneBeacon have agreed on a structure that will provide continuity for the transferred agents and employees.

OneBeacon is a leading market for independent agents in New England, New York and New Jersey and this partnership will allow OneBeacon to focus on those Northeast operations. OneBeacon will also continue to operate in selected specialty businesses, including Folksamerica Re, International Marine Underwriters and others. As the partnership does not apply to these markets, OneBeacon and Liberty Mutual will remain competitors in these regions.

Liberty Mutual has been building a national organization of regional property and casualty companies that distribute insurance products solely through independent agents. Those companies currently have in total direct written premiums of approximately $2.1 billion. They are:

o          Northeast - Peerless Insurance

o          Midwest - Indiana Insurance

o          Mountain - Colorado Casualty Insurance Co.

o          California - Golden Eagle Insurance Corp.

o          Southeast - Montgomery Insurance Companies

o          Specialty - Summit Holdings Southeast and GoAmerica Auto Insurance

In addition, Liberty Northwest has been a specialty workers compensation provider in the Pacific Northwest since 1984.


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ONEBEACON AND LIBERTY PRESS RELEASE (PAGE THREE)

SEPTEMBER 5, 2001

"This partnership strengthens our position in the independent agency distribution system," said Edmund F. Kelly, Liberty Mutual Group chairman, president and chief executive officer. "With this, Liberty Mutual will have significant presence in the agency market in all regions and, in aggregate one of the largest regionally based property and casualty books in the United States."

Roger Jean, president of Liberty Mutual's Regional Agency Markets business unit, said the transfer enhances the unit's scope of operations. "This agreement broadens our reach in meeting the needs of independent agents and their clients. We look forward to working with OneBeacon employees, who are known for their professionalism and service to the independent agency system."

OneBeacon chairman Jack Byrne said, "We are comfortable that we can offer our transferring agents and employees a partnership that provides continuity and a fine future with a responsible financial institution. In Liberty Mutual, we have found a partner that has figured out how to offer employees, independent agents and customers the benefits of a regional company, backed by the strength of a strong national brand."

Ray Barrette, managing director and CEO of OneBeacon added, "We are committed to improving OneBeacon's position as an independent agency company in the Northeast. Our renewed focus on our heartland territories of New England and New York can only enhance our ability to deliver real value to our agency partners."


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ONEBEACON AND LIBERTY PRESS RELEASE (PAGE FOUR)

SEPTEMBER 5, 2001

Boston-based Liberty Mutual is a diversified international group of insurance companies and one of the largest multi-line insurers in the North American property and casualty industry. The group has more than $54 billion in consolidated assets, more than $67 billion in assets under management, $13.5 billion in consolidated revenue and ranks 121st on the Fortune 500 list of largest corporations in the United States. The A.M. Best Company has rated Liberty "A+" (Superior). Along with being the leading provider of workers compensation insurance, programs and services in the United States for 65 years, Liberty Mutual provides a wide range of products and services, including general liability, commercial auto and business property; group life and disability; private passenger auto and homeowners insurance; individual life and annuities, international programs and financial services.

OneBeacon was introduced as the group name on June 1, 2001, concurrent with White Mountains Insurance Group's acquisition of the former CGU U.S. property and casualty operations from CGNU plc. Headquartered in Boston, Massachusetts, OneBeacon has an A.M. Best rating of A (excellent). OneBeacon offers a wide range of personal, commercial and specialty products and services, which are sold exclusively through select independent agents.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The information contained in this press release may contain forward looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. White Mountains cautions that a number of important factors could cause actual results to differ materially from the plans, objectives,


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ONEBEACON AND LIBERTY PRESS RELEASE (PAGE FIVE)

SEPTEMBER 5, 2001

expectations, estimates and intentions expressed in forward-looking statements made by White Mountains. These factors include: (i) competitive forces, including the conduct of other property and casualty insurers and reinsurers,
(ii) changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients, (iii) an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting White Mountains' financial position, (iv) loss reserves and other balance sheet items established by White Mountains subsequently proving to have been inadequate and (v) the failure of White Mountains to enter into or to complete the proposed transaction with Liberty Mutual under expected terms or at all. White Mountains cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by White Mountains speak only as of the date on which they are made, and White Mountains does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.


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